EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEER

February 18, 2015

TO:                           UNITED STATES SECURITIES AND EXCHANGE COMMISSION

RE:                           CENOVUS ENERGY INC.

REGISTRATION STATEMENT ON FORM F-3

We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of Cenovus Energy Inc.’s petroleum and natural gas reserves as at December 31, 2014, in the registration statement on  Form F-3 of Cenovus Energy Inc.

McDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ Phil Welch
P. A. Welch, P. Eng.
President & Managing Director
Calgary, Alberta